Exhibit 10.1

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT
Dated January 7, 2011

This First Amendment to the Asset Purchase Agreement, January 7, 2011 (the “Amendment”), is now made between and among, Numerex Corp. (“NMRX”), Orbit One Communications, LLC (“Buyer”), Orbit One Communications, Inc. (“Seller”), Lava Lake Technologies, LLC, Delphini, LLC, David Ronsen, Scott Rosenzweig, and Gary Naden (the “Parties”).  Capitalized terms not defined herein shall have the meanings set forth in the APA.
RECITALS
WHEREAS Seller sold the assets of the Business to Buyer pursuant to an Asset Purchase Agreement (the “APA”) in a Transaction entered into as of July 31, 2007;
WHEREAS disputes arose concerning the proper measurement of a portion of the purchase price, based on an “Earn Out” described in Section 1.3(a) of the APA and Exhibit B thereto;
WHEREAS the following lawsuits, consolidated into a single action in the United States District Court for the Southern District of New York, were filed between the Parties in order to resolve said disputes:  Orbit One Communications, Inc., and David Ronsen v. Numerex Corp., Civ. No. 08-0905 (LAK) (JCF); Numerex Corp. v. Scott Rosenzweig, Gary Naden, and Lava Lake Technologies, LLC, Civ. No. 08-6233 (LAK) (JCF); Gary Naden, David Ronsen, Scott Rosenzweig, Orbit One Communications, Inc., and Lava Lake Technologies,v. Numerex Corp. LLC, Civ. No. 08-11195 (LAK) (JCF) (the “Lawsuits”);
WHEREAS the APA called for the Earn Out portion of the purchase price to be held in escrow, including 1,571,429 shares of NMRX Class A Common Stock (“NMRX Stock”) and $550,000 cash, and NMRX, pursuant to an escrow agreement with JP Morgan Chase Bank, N.A. (the “Escrow Agent”), attached as Exhibit A to the APA (the “Escrow Agreement”), deposited 1,571,429 shares of NMRX Stock and $550,000 cash with the Escrow Agent to be held in escrow concurrently with the sale of the assets of Seller under the APA (the “Escrow Fund”);
WHEREAS the Parties now wish to set with certainty the purchase price under the APA, including the Earn Out amount, and to fully and permanently resolve any and all disputes raised in the Lawsuits, and further wish to distribute immediately among themselves all shares and funds remaining in the Escrow Fund in order to facilitate the resolution of these matters;
NOW, THEREFORE, in consideration of the mutual promises, covenants, and obligations set forth in this Amendment, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all Parties, NMRX, Buyer, Seller, Ronsen, Rosenzweig, and Naden agree and declare as follows:
TERMS AND CONDITIONS
1.	Section 1.3(a)(iv)-(vi) of the APA, and Exhibit B and Schedule 1.3(a)(iii) to the APA are hereby stricken and replaced with the following:
Based on the performance of NMRX’s Orbit One Satellite Division, and by agreement of the Parties, Seller earned $5.2 million, in addition to amounts paid prior to January 1, 2011, which $5.2 million shall be composed of:  (a) a cash payment representing 320,833 shares (the "Earned Shares") times the closing price of the shares of NMRX on the date that the Amendment becomes effective (which shall be purchased by NMRX in accordance with this Amendment), plus (b) a simultaneous cash payment representing the difference between $5.2 million and the amount computed under clause (a) of this sentence.

2.	NMRX shall purchase the Earned Shares from Seller at the closing price of the shares on the Effective Date (as defined below).
3.
Simultaneously with the execution of this Amendment, NMRX shall wire transfer to Lowenstein Sandler PC, counsel for the Seller,  the sum of $5.2 million in immediately available funds in accordance with instructions provided in writing by Seller’s counsel and annexed hereto as Exhibit 3.

4.
Simultaneously with the execution of this Amendment, the Parties shall execute joint irrevocable written instructions to the Escrow Agent, in the form attached hereto as Exhibit 1 (the “Joint Instructions”).  The Joint Instructions will instruct the Escrow Agent, notwithstanding any contrary provision of the Escrow Agreement or the APA, to immediately release to NMRX (a) 1,571,429 shares of NMRX Stock held in escrow and (b) the entire escrowed sum of $550,000 plus any interest accumulated by the Escrow Fund as of that date.  The Joint Instructions shall be irrevocable and shall be delivered to the Escrow Agent by NMRX upon receipt by NMRX of confirmation from Seller's counsel that it has received from NMRX the funds specified in paragraph 3 hereof.

5.
For purposes of this paragraph 5, NMRX and its subsidiaries, affiliated companies, directors, officers, employees, representatives, agents, attorneys, successors, and assigns, are referred to collectively as the "NMRX Parties" and Ronsen, Rosenzweig, Naden, Lava Lake Technologies, LLC, Delphini, LLC, Seller, and their subsidiaries, affiliated companies, directors, officers, employees, representatives, agents, attorneys, successors, heirs, executors, administrators, and assigns are referred to collectively as the Seller Parties.  The NMRX Parties, on the one hand,  and the Seller Parties, on the other hand,  do hereby release and discharge each other from all actions, causes of action, suits, claims, demands, liabilities, rights, remedies, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty, or equity that the releasor or the releasor’s successors and assigns ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date of the execution of this Amendment, including, without limitation, and claim that was or could have been brought in the Lawsuits.  This release does not apply to obligations undertaken in this Amendment.

6.
Simultaneously with the execution of this Amendment, the Parties shall execute a stipulation of dismissal, in the form attached hereto as Exhibit 2 (“Stipulation of Dismissal”).  NMRX shall file the Stipulation of Dismissal in the United States District Court for the Southern District of New York upon receipt of notice from the Seller that its counsel, on its behalf has received the full amount of the settlement proceeds specified in paragraph 3 hereof.  Each Party shall bear its own costs, including attorneys’ fees in all of the dismissed actions.  Each Party shall comply with its obligations under Paragraph 13 of the Confidentiality Agreement and Order filed on November 17, 2008, and shall provide a certification of counsel that compliance is complete within 30 days of the Effective Date.

7.
Seller, David Ronsen, Scott Rosenzweig, and Gary Naden, or any person acting in concert with any of them or as part of a group with any of them within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, shall not acquire or hold NMRX stock for five years from the date of execution of this Amendment.

8.
The Parties agree that the execution of this Amendment shall not be construed as an admission of liability, fault, or wrongdoing by any Party with regard to the claims asserted in the Lawsuits.  The Parties further agree that no Party shall offer this Amendment, or any conduct or statements made in the negotiation thereof, in any proceeding as evidence of liability.

9.
The Parties represent to each other that the persons executing this Amendment on their behalf, and those executing the Joint Instructions for submission to the Escrow Agent and the Stipulation of Dismissal, have full authority to bind that Party to the terms of this Amendment.

10.
This Amendment may be executed in any number of counterparts, including those transmitted to and among the Parties to this Amendment via facsimile or electronic mail, with the same effect as if the signatures on each counterpart were upon a single instrument.  All counterparts, taken together, shall constitute the Amendment.

11.
No change or waiver of any provision of this Amendment shall be valid unless the same is in writing and signed by all Parties to this Amendment.  The invalidity, illegality, or unenforceability of any provision or any part of any provision of this Amendment shall not affect or impair the validity, legality, or enforceability of any other provision or part of any provision of the Amendment except as stated herein.  The Amendment supersedes all negotiations related to the Amendment, whether oral or written, and statements made before or after its acceptance.  This Amendment is the entire agreement among the Parties concerning the subject matter hereof.  Each Party warrants that it has carefully read the Amendment, knows and understands the contents and meaning hereof, that the terms hereof are contractual and not a mere recital, and signs the same after consultation with legal counsel and with the intent to be legally bound thereby.

12.
The Parties each hereby warrant that none of them has assigned any rights or claims in the Lawsuits to any third party.  The Parties each further agree that none shall assign this Amendment or any of its rights or obligations under it without the prior written consent of the other Parties, which consent may not be unreasonably withheld.  Nothing herein shall preclude any Party to the Amendment from assigning it to its parent, an affiliate, a subsidiary, or to an entity that assumes any obligations of a Party under the Amendment by operation of law, by providing written notice to the other Parties.

13.
The Parties shall not make, repeat, or publish to any third party any false, disparaging, defamatory, accusatory, or derogatory remarks or references about one another, whether oral or in writing, relating to the subject matter of the Lawsuits.  NMRX’s and Buyer’s obligations under this Paragraph are limited to only those individuals who are Executive Officers (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended) of NMRX who are acting in their capacity as Executive Officers at the time they make a remark or reference that allegedly violates this Paragraph.

14.
Other than the covenants, releases, and agreements expressly set forth herein, no Party shall have any continuing obligations to any other party under the APA or its schedules or its exhibits, including, without limitation, the Severance and Non-Competition Agreements between NMRX and David Ronsen, Scott Rosenzweig and Gary Naden, the Intellectual Property and Confidentiality Agreements between NMRX and David Ronsen, Scott Rosenzweig and Gary Naden, the Registration Rights Agreement between NMRX and Seller, and the Guaranty executed by David Ronsen, Scott Rosenzweig and Gary Naden in favor of NMRX; provided, however, that nothing herein shall in any way impair the property interests of Buyer evidenced by the APA and the Bill of Sale.

IN WITNESS WHEREOF, Numerex Corp., Orbit One Communications, LLC, Orbit One Communications, Inc., Lava Lake Technologies, LLC, David Ronsen, Scott Rosenzweig, and Gary Naden have caused this Amendment to the APA to be executed by each of them or its duly authorized representative, effective as of the date indicated below (the "Effective Date").
AGREED AND ACCEPTED:

NUMEREX CORP.
By: /s/ Stratton Nicolaides

ORBIT ONE COMMUNICATIONS, LLC
By: /s/ Stratton Nicolaides

ORBIT ONE COMMUNICATION, INC.
By: /s/ David Ronsen

LAVA LAKE TECHNOLOGIES, LLC
By: /s/ David Ronsen

DELPHINI, LLC
By: /s/ David Ronsen

DAVID RONSEN
By: /s/ David Ronsen

SCOTT ROSENZWEIG
By: /s/ Scott Rosenzweig

GARY NADEN
By: /s/ Gary Naden

Dated:  January 7, 2011